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CUSIP NO.:   000G3921A1                13G               Page 9 of 9 Pages

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                                                                       EXHIBIT A

                             JOINT FILING AGREEMENT

                  This will confirm the agreement by and among all of the undersigned that a statement may be filed on behalf of each of the undersigned persons by MRCo, Inc. with respect to the Common Stock of Global Crossing Ltd. Further, each of the undersigned agrees that MRCo, Inc., by any of its duly elected officers, shall be authorized to sign from time to time on behalf of each of the undersigned, any amendments to this Schedule 13G or any statements on Schedule 13G relating to Global Crossing Ltd. which may be necessary or appropriate from time to time.

Date: February 12, 1999


                                   ULLICO INC.



                                   By: /s/ MICHAEL R. STEED
                                       -----------------------------------
                                       Name: Michael R. Steed
                                       Title: Senior Vice President, Investments


                                   MRCO, INC.



                                   By: /s/ MICHAEL R. STEED
                                       -----------------------------------
                                       Name: Michael R. Steed
                                       Title:   President


                                   /s/ MICHAEL R. STEED
                                   -----------------------------------
                                   Michael R. Steed